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                                                                    EXHIBIT 21.0


                         ACME INTERMEDIATE HOLDINGS, LLC

                                  SUBSIDIARIES

                                                                  Organized
Subsidiary                                                      Under Laws of
----------                                                      -------------
ACME Television, LLC                                              Delaware
ACME Subsidiary Holdings II, LLC                                  Delaware
ACME Intermediate Finance, Inc.                                   Delaware


                              ACME TELEVISION, LLC

                                  SUBSIDIARIES

                                                                  Organized
Subsidiary                                                      Under Laws of
----------                                                      -------------
ACME Subsidiary Holdings III, LLC                                 Delaware
ACME Finance Corporation                                          Delaware
ACME Television of New Mexico, LLC                                Delaware
ACME Television Licenses of New Mexico, LLC                       Delaware
ACME Television of Oregon, LLC                                    Delaware
ACME Television Licenses of Oregon, LLC                           Delaware
ACME Television of Tennessee, LLC                                 Delaware
ACME Television Licenses of Tennessee, LLC                        Delaware
ACME Television of Utah, LLC                                      Delaware
ACME Television Licenses of Utah, LLC                             Delaware
ACME Television of Missouri, Inc.                                 Missouri
ACME Television Licenses of Missouri, LLC                         Missouri
ACME Television of Florida, LLC                                   Delaware
ACME Television Licenses of Florida, LLC                          Delaware